UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                            January 15, 2008

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, the Board of Directors of Cintas Corporation (the “Company”), increased the size of the Board of Directors to 10 members and elected Ronald W. Tysoe as a member of the Board of Directors on recommendation of the Nominating and Corporate Governance Committee.  Mr. Tysoe has also been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board.  Mr. Tysoe will participate in the Company’s standard compensation arrangements for non-employee directors, as more particularly described in the Company’s 2007 proxy statement filed with the Securities and Exchange Commission.

Mr. Tysoe, age 54, served as Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007. Mr. Tysoe served as Vice Chairman of Federated Department Stores, Inc. from April 1990 to October 2006 .  Mr. Tysoe is also a director of Canadian Imperial Bank of Commerce, The E.W. Scripps Company, NRDC Acquisition Corp. and Taubman Centers Inc..

Mr. Tysoe satisfies the categorical independence standards set forth in the Company’s Corporate Governance Guidelines and has been determined by the independent directors of the Board of Directors to be an independent director and to satisfy the requirements for Nominating and Corporate Governance Committee membership.

Also on January 15, 2008, the Company appointed J. Phillip Holloman President and Chief Operating Officer of the Company.  Mr. Holloman, age 52, has served in various positions at Cintas Corporation since 1996 including Vice President Engineering/Construction from 1996 to 2000, Vice President of the Distribution/Production Planning Division from 2000 to 2003, Executive Champion of Six Sigma Initiatives from 2003 to 2005 and Senior Vice President Global Supply Chain Management from 2005 until his appointment as President and Chief Operating Officer.  Mr. Holloman will participate in the Company’s standard benefit plans afforded to the Company’s executive officers, including the Company’s Executive Incentive Plan, as more particularly described in the Company’s 2007 proxy statement filed with the Securities and Exchange Commission.   The material terms of any compensation arrangement for Mr. Holloman in connection with such appointment is unavailable at this time.

There is no arrangement or understanding between Mr. Tysoe and any other person pursuant to which Mr. Tysoe was elected as a director of the Company.  There are no transactions in which Mr. Tysoe or Mr. Holloman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: January 17, 2008	By:	/s/ Thomas E. Frooman
Thomas E. Frooman
Vice President, Genreal Counsel and Secretary